Exhibit 99(b)
                                                              KOGER EQUITY, INC.
                                                       433 Plaza Real, Suite 335
                                                       Boca Raton, Florida 33432

                      Koger Equity, Inc. Announces Dividend

     Boca Raton, Florida--February 21, 2002-- Koger Equity, Inc. (NYSE:KE) announced today that its Board of Directors declared a quarterly dividend of $0.35 per share to be paid on May 2, 2002, to shareholders of record on March 31, 2002.
     Koger Equity, Inc. owns and operates 12 suburban office parks and three freestanding buildings, containing approximately 7.7 million rentable square feet, located in eight cities in the Southeast and manages for others eight suburban office parks and two freestanding buildings, containing 3.96 million rentable square feet, located in six cities in the Southeast and Southwest.
     For more information about Koger Equity contact its website at http://www.koger.com or Investor Relations, 8880 Freedom Crossing Trail, Suite 101, Jacksonville, Florida 32256-8280, 904/538-8871.

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